UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                February 16, 2000
                               -------------------
                Date of Report (Date of earliest event reported)


                            COVOL TECHNOLOGIES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                      0-27808              87-0547337
-------------------------------  ------------------------ -------------------
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
         incorporation)                                   Identification No.)

                              3280 N. Frontage Road
                                 Lehi, UT 84043
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (801) 768-4481
               ---------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Certain statements in this Report constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, actual results may vary materially from current expectations. For a discussion of certain of the factors that could cause actual results to differ from expectations, please see the information set forth under the caption entitled "Forward Looking Statements" in PART I, ITEM 2 of Covol's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999. There can be no assurance that Covol's results of operations will not be adversely affected by such factors. Covol undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's opinion only as of the date hereof.

Item 5. Other Events - Letter to Stockholders dated February 16, 2000

Covol sent to its stockholders the following letter dated February 16, 2000. The letter was first mailed to stockholders on or about February 18, 2000.

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

Dear Fellow Shareholders:

In advance of Covol's February shareholder meeting we wanted to take the opportunity to summarize the activities and material changes that have occurred at Covol over the last year and particularly the last few months. A great deal of progress has been made in a number of areas.

Facility Sales

In 1998, the Company built four synthetic fuel facilities financed with short term debt. The debt increased Covol's financial risk and required cash to pay the interest expense. Operating the facilities required additional funds and corresponding borrowings. Three facilities have now been sold, eliminating the debt and the negative cash flows associated with them. We are currently negotiating the sale of the fourth facility. In addition, we acquired an option to purchase a facility and we sold the option to a major electric utility company, resulting in substantial gain to the Company.

Licensee Performance

                                           We are working with our  licensees to
         [GRAPH]                           improve their production and sales of
                                           synthetic    fuel.    Many   of   the
                                           operational     issues    with    the
     Mar-99 is 143,000                     facilities have been addressed and we
     Jun-99 is 296,000                     are  making   real   progress.   This
     Sep-99 is 471,000                     progress   is    reflected   by   the
     Dec-99 is 560,000                     increased  sales  of  synthetic  fuel
                                           which   is    illustrated    in   the
Estimated Tons of Synthetic Fuel Sold      accompanying graph.


Further   evidence  of  the  improved
performance  of Covol's  licensees is
reflected in the  increased  purchase                    [GRAPH]
of wet pounds of chemical  binder for
the most recent four quarters.                 Jan-Mar '99 is 746,000
                                               Apr-Jun '99 is 693,000
There are still licensee  issues that          Jul-Sep '99 is 1,728,000
the  Company   must  address  in  the          Oct-Dec '99 is 2,458,000
coming months.  Clearly, the trend is
positive, but we must remain diligent
in  order  to   realize   the   value         Estimated Wet Binder Pounds
inherent  in Covol's  synthetic  fuel
technology.

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

Operating Costs

                                           During   the  past  year   Covol  has
                                           reduced its operating  costs. We have
                                           eliminated   activities that  do  not
          [GRAPH]                          generate revenue,  reduced  corporate
                                           head count, implemented budgeting and
                                           purchase    order    systems,     and
                                           established management accountability
       12/31/98 was $4,737,000             for   expenditures.   Comparing   the
                                           quarter ended  December 31, 1998 with
       12/31/99 was $2,547,000             the quarter ended  December 31, 1999,
                                           the Company has reduced its operating
                                           costs by approximately $1,700,000 per
 Quarterly Expenditures-Operating Costs    quarter.  The sale of  Company  owned
                                           facilities during late 1999 and early
                                           2000 will  further  reduce  operating
                                           costs.

Debt Structure

Including   $9.2   million   of  debt
associated   with   the   Mountaineer
facility,  Covol  will  have  retired
approximately  $34.5  million in debt
over the last twelve months. The debt
retirement has substantially  lowered
the Company's  financial risk.  There
are three primary remaining  material                  [GRAPH]
non-operating    debt    obligations:
First, an obligation of approximately
$12  million  maturing  in  September            6/31/1999 is $43,100,000
2001;  second,  an  obligation  of $3
million  due on  April  30,  2000 and            3/31/2000 is $17,000,000
third, an obligation of $1.96 million
due on October 31, 2000.  The Company
has  established  a  sinking  fund to                Debt Levels
accumulate    cash   to    retire   a
substantial portion or all of the $12
million  obligation.  We believe that
the    April   and    October    2000
obligations  can be  paid  from  cash
flow from operations.


Dilution

The dilution of shareholder interests that occurred in 1999 was very painful to every shareholder. Because of the negative cash flows, high debt, and tenuous operating performance, additional capital provided to Covol was very expensive. The financing transactions were dilutive, but they preserved the Company.

In response to the dilution, we have adopted a three step program:

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

1. As we have been able to implement our turn around plan, we have been able to redeem a portion of the dilutive convertible debentures. This transaction reduced the shares that may have been freely traded by 4.4 million;

2. We have adopted a stock redemption/buy back program to further reduce the dilution, setting specific goals regarding the number of shares that we would like to eliminate from the float. The implementation of this plan is dependent upon receiving approval from Covol's major lender and having adequate and available cash; and

3. The Company is considering proposing to the holders of Covol's options and warrants a reduction in the number of shares into which their options/warrants will convert in exchange for a market value strike price. While this will make it more likely that formerly high priced options and warrants will be exercised, this action could potentially reduce the public float by an additional several million shares.

The Future

We are aggressively pursuing the final two goals mentioned in our 1999 annual report. First, we are experiencing an increase in our synthetic fuel and binder sales. Our effort is to continue to provide support to our licensees and be a positive factor in the synthetic fuel industry. We have a long way to go to maximize our royalty revenue; it is a constant focus for management.

Second, we are actively seeking additional business opportunities to use Covol's existing technology or for the acquisition of new technologies. While these initiatives are in the early stages, we believe there are opportunities for growth and expansion of Covol's business activities.

We are developing economic value added ("EVA") as a measurement to determine the effectiveness of management, provide incentive compensation, evaluate investment alternatives, and to align the interests of management and shareholders. Some believe that EVA has the strongest correlation of any measurement tool between stock performance and company performance. Of all financial measures, it may best explain the creation of shareholder value. Ultimately, increasing shareholder value is management's goal.

In many ways, Covol is at a turning point in its development. We are pleased at the progress that has been made over the last year and look forward to working with you in the future. We solicit your continued support and encourage you to vote in favor of the proposals in the current proxy. They are critical to the continued success that we are now beginning to realize. If you attend the Shareholders' meeting, we look forward to discussing with you in person Covol's issues and its future.

Kirk A. Benson
Chairman,
Chief Executive Officer

Statements contained in the shareholder letter that relates to future plans, possible transactions, or projected valuations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, including any statement with respect to anticipated products to be produced using Covol's technology and Covol's strategy. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. Although Covol believes that its expectations are based on reasonable assumptions, there are a number of business factors which singularly or combined may affect the Company's future operating results. In addition to matters affecting Covol's industry or the coal industry or the economy generally, factors which could cause actual results to differ from expectations set forth in the above identified forward-looking statements include but are not limited to: the ability to successfully negotiate terms and consummate proposed transactions, ability to sell Company-owned synthetic fuel facilities on favorable terms, including the ability to negotiate settlements of contract terminations caused by facility relocations, ability to obtain necessary capital or financing, ability to comply with covenants in financing agreements, including financial performance criteria, ability to conserve capital through cost reductions until operating revenues exceed expenses, ability of licensees to market synthetic fuel produced, generating royalties for Covol, ability of licensees to achieve expected production levels at the synthetic fuel facilities, favorable IRS tax treatment, availability of natural

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

resources and suitable raw materials, ability to locate appropriate sites for facilities, ability of Covol to complete specific research and development projects, and the commercial viability of Covol's technologies.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 COVOL TECHNOLOGIES, INC.
                                                 ------------------------
                                                 Registrant

Date: February 22, 2000                          /s/ Kirk A. Benson
                                                 ------------------
                                                 Kirk A. Benson
                                                 Chief Executive Officer and
                                                 Principal Executive Officer

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